INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 1 to Registration Statement No. 333-93825 of fonix(tm) orporation on Form S-2 of our report dated March 28, 1997, appearing in the Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE LLP

Salt Lake City, Utah
February 10, 2000